UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Amendment No. 1 to

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 8, 2019

HALCÓN RESOURCES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35467	20-0700684
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Louisiana St., Suite 6600 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

(832) 538-0300

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 8, 2019, Halcón Resources Corporation (the “Company”) filed a Current Report on Form 8-K (the “Original Report”) to disclose, among other things, the appointment of the following persons to the board of directors of the Company (the “Board”): William Transier, Scott Germann, Gregory Hinds, William Carapucci, David Chang, Allen Li and Richard H. Little (each, a “New Director”).  The Board found each of the New Directors, except Richard H. Little, to be independent under the Company’s Corporate Governance Guidelines, a copy of which is available on the Company’s website at www.halconresources.com, under “Corporate Governance”.  At the time of filing of the Original Report the Board had not determined on which committee(s) of the Board each New Director would serve.

The Company is filing this amendment to the Original Report to disclose that on October 15, 2019, the Board elected William Transier as Chairman of the Board and appointed the following New Directors to the following committees, effective immediately:

•                  Audit Committee: William Transier (Chair), Scott Germann and Gregory Hinds;

•                  Compensation Committee: Scott Germann (Chair), William Transier and Gregory Hinds;

•                  Nominating and Corporate Governance Committee: William Carapucci (Chair), Allen Li and William Transier;

•                  Reserves Committee: Gregory Hinds (Chair), David Chang and Scott Germann.

The Board also found that William Transier is an “audit committee financial expert” as defined under Rule 407(d) of Regulation S-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HALCÓN RESOURCES CORPORATION

By:	/s/ Walter R. Mayer
Name: Walter R. Mayer Title: Vice President, Legal

Date: October 21, 2019

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